UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest

event reported) July 28, 2013

SINCLAIR BROADCAST GROUP, INC.

(Exact name of registrant)

Maryland	000-26076	52-1494660
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10706 Beaver Dam Road

Hunt Valley, MD  21030

(Address of principal executive offices and zip code)

(410) 568-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SINCLAIR BROADCAST GROUP, INC.

Forward-Looking Information:

This Current Report on Form 8-K for Sinclair Broadcast Group, Inc. (the “Company”) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. When used, the words outlook, intends to, believes, anticipates, expects, achieves, and similar expressions are intended to identify forward-looking statements and information. Such forward-looking information is subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those set forth in the forward-looking information as a result of various important factors, including and in addition to the assumptions set forth therein, but not limited to, our ability to satisfy the closing conditions for the acquisitions of the stations owned and controlled by the Allbritton family (“Allbritton”) discussed in this release, our previously announced acquisitions, and any required license asset third party transactions, including obtaining required governmental and shareholder approvals, our ability to obtain financing for the Allbritton station acquisitions and our previously announced acquisitions, our ability to successfully integrate the Allbritton stations, and the stations from our previously announced acquisitions and to maximize our operating synergies in connection therewith, successful execution of our strategy to expand our portfolio into smaller markets, the impact of changes in national and regional economies, the volatility in the U.S. and global economies and financial markets, successful execution of outsourcing agreements, pricing and demand fluctuations in local and national advertising, volatility in programming costs, the market acceptance of new programming, the CW Television Network and MyNetworkTV programming, our news share strategy, our local sales initiatives, the execution of retransmission consent agreements, our ability to identify and consummate investments in attractive non-television assets and to achieve anticipated returns on those investments once consummated, and any other risk factors set forth in the Company’s recent reports on Form 8-K, Form 10-Q and/or Form 10-K, as filed with the Securities and Exchange Commission (the “Commission”). There can be no assurance that the assumptions and other factors referred to will occur and the Company undertakes no obligation to update such forward-looking information in the future except as required by law.

Item 1.01. Entry into a Material Definitive Agreement.

On July 28, 2013, Sinclair Television Group, Inc., a wholly-owned subsidiary of the Company, entered into a definitive agreement to purchase the stock of Perpetual Corporation and equity interests of Charleston Television, LLC, both owned and controlled by Allbritton, for an aggregate purchase price of $985.0 million. The Allbritton stations consist of seven ABC Network affiliates and NewsChannel 8, a 24-hour cable/satellite news network covering the Washington, DC metropolitan area. The Company anticipates that the transaction will close and fund in the fourth quarter of 2013, subject to the satisfaction of customary closing conditions, including approval by the Federal Communications Commission (“FCC”) and antitrust clearance, as applicable. There can be no assurance when the closing conditions will be satisfied, if at all. The Company expects to finance the purchase price through a bank loan and/or by accessing the capital markets. The purchase agreement includes other customary provisions, including representations and warranties, covenants and indemnification provisions.

The foregoing summary does not purport to be a complete statement of the terms and conditions under the purchase agreement and the transactions contemplated thereby, and such summary is qualified in its entirety by reference to the purchase agreement, a copy of which will be attached as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013.

Item 7.01. Regulation FD Disclosure.

On July 29, 2013, the Company issued a press release announcing the transactions disclosed in this Current Report on Form 8-K.  A copy of the press release is attached hereto as Exhibit 99.1.  The press release is furnished under this Item 7.01 of this Current Report on Form 8-K and shall not be deemed filed with the Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.  The information contained therein shall not be incorporated by reference into any filing of the Company regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference into such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibit shall be deemed to be furnished and not filed.

99.1        Press Release dated July 29, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINCLAIR BROADCAST GROUP, INC.

	By:	/s/ David R. Bochenek
	Name:	David R. Bochenek
	Title:	Vice President / Chief Accounting Officer
Dated: July 31, 2013